Exhibit 99(a)

December 21, 2009

To the Holders of Switch & Data Facilities Company, Inc.:

Pursuant to the Agreement and Plan of Merger, dated as of October 21, 2009 (the “Merger Agreement”), by and among Equinix, Inc. (“Equinix”), Switch & Data Facilities Company, Inc. (“Switch and Data”) and Sundance Acquisition Corporation (“Merger Sub”), you are entitled to elect the form of merger consideration you wish to receive in exchange for your shares of Switch and Data common stock on the terms and conditions set forth in the Merger Agreement and this Letter of Transmittal and Election Form upon the consummation of the merger of Merger Sub with and into Switch and Data. All elections are subject to the proration procedures and adjustment mechanism set forth in the Merger Agreement and described in the proxy statement/prospectus related to the special meeting of Switch and Data stockholders that was mailed to Switch and Data stockholders on or about December 23, 2009 under separate cover (the “proxy statement/prospectus”). You should carefully read the proxy statement/prospectus and the Merger Agreement for a complete explanation of the proration procedures and adjustment mechanism and other terms of the election.

You should complete the Election Form and Letter of Transmittal ONLY if you are a record holder of Switch and Data common stock. If any of your shares of Switch and Data common stock are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares.

Enclosed is an Election Form and Letter of Transmittal that you must complete, sign and return with all of your Switch and Data stock certificates for which you are making an election to Computershare Trust Company, N.A. (the “Exchange Agent”), in order to make an election. Please use the enclosed envelope to return these materials.

The deadline for making an election is 5:00 p.m. Eastern time on January 29, 2009 (the “Election Deadline”). For an election to be valid, a properly completed Election Form and Letter of Transmittal and the related stock certificates representing your shares of Switch and Data common stock must be received by the Exchange Agent prior to the Election Deadline. If you do not submit a valid Election Form and Letter of Transmittal along with the stock certificates representing shares of Switch and Data common stock for which you are making an election prior to the Election Deadline, you will be deemed to have made a “non-election” with respect to your shares of Switch and Data common stock, and those shares of Switch and Data common stock will be converted into the right to receive the merger consideration for non-electing shares as set forth in the Merger Agreement.

If you have any questions regarding how to make an election or the enclosed forms, please contact Equinix’s information agent, Georgeson Inc., toll-free at (888) 219-8417 (banks and broker firms call (212) 440-9800). Please do not contact Equinix or Switch and Data with questions about elections.

Sincerely,

STEPHEN M. SMITH

Chief Executive Officer & President

Equinix, Inc.

ELECTION FORM AND LETTER OF TRANSMITTAL

THIS FORM MUST BE RECEIVED BY COMPUTERSHARE TRUST COMPANY, N.A.

NO LATER THAN 5:00 P.M. EASTERN TIME ON JANUARY 29, 2010 IN ORDER TO BE VALID

I/we the undersigned, surrender to you for exchange the share(s) of common stock of Switch & Data Facilities Company, Inc. identified below. I/we certify that I/we have complied with all requirements as stated in the attached instructions, was/were the registered holder(s) of the shares of Switch & Data Facilities Company, Inc. common stock represented by the enclosed certificate(s), have full authority to surrender these certificate(s) and give the instructions in this Transmittal Form and warrant that the shares represented by these certificate(s) are free and clear of all liens, restrictions, adverse claims and encumbrances.

DESCRIPTION OF SHARES SURRENDERED
Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	(Please fill in. Attach separate schedule if needed)
	Certificate No(s).	Number of Shares

TOTAL SHARES

ELECTION
I hereby elect to receive the following as consideration for my shares of Switch & Data Facilities Company, Inc. common stock.
(1) ☐ STOCK ELECTION
(insert number)	shares of Switch & Data Facilities Company, Inc. common stock converted into 0.19409 shares of Equinix, Inc. common stock per share of Switch and Data Facilities Company, Inc. common stock (subject to proration and adjustment as described in the proxy statement/prospectus).
(2) ☐ CASH ELECTION
(insert number)	shares of Switch & Data Facilities Company, Inc. common stock converted into cash payment of $19.06 per share of Switch & Data Facilities Company, Inc. common stock (subject to proration and adjustment as described in the proxy statement/prospectus).

If you cannot produce some or all of your stock certificates of Switch and Data Facilities Company, Inc., see instruction (3).

(4) Required Signatures—Switch & Data Facilities Company, Inc. stockholders making an election must sign below. This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
	Signature of Stockholder	Date	Daytime Telephone Number

X
	Signature of Stockholder (if joint account)	Date	Daytime Telephone Number

Corp Action Voluntary SDXC

(5) Special Transfer Instructions and Signature Guarantee Medallion
If you want your Equinix, Inc. common stock, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name.

Name
(Please Print)

Address

(Zip Code)

Taxpayer Identification Number

Guarantee of Signature

Name of Firm

Address

(Zip Code)

Authorized Signature

Name
(Please Print)

Area Code and Telephone Number

Dated 20

(6) Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name
(Please Print)
Address

(Zip Code)

Corp Action Voluntary SDXC

PAYER’S NAME:
(7) SUBSTITUTE	Part I Taxpayer Identification No.— For All Accounts

FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification No.

Enter your taxpayer identification number in the appropriate box, and certify by signing and dating below. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number.

Social Security Number
OR

Employer Identification Number
Check appropriate box:

☐   Individual/Sole Proprietor     ☐  Corporation    ☐  Partnership    ☐  Limited liability company.

Enter tax classification (D = disregarded entity, C = corporation, P = partnership):

▶              ☐  Other (specify)

☐  Exempt from Backup Withholding

Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me);

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

SIGNATURE DATE , 20

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% ON ANY CASH PAYMENTS MADE.

Corp Action Voluntary SDXC

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM AND LETTER OF TRANSMITTAL

1. If you are electing to receive Equinix, Inc. common stock for all or a portion of your shares of Switch & Data Facilities Company, Inc. common stock, please check this box and indicate the number of shares of Switch & Data Facilities Company, Inc. common stock for which you would like to receive Equinix common stock.

2. If you are electing to receive cash for all or a portion of your shares of Switch & Data Facilities Company, Inc. common stock, please check this box and indicate the number of shares of Switch & Data Facilities Company, Inc. common stock for which you would like to receive cash.

3. LOST, STOLEN OR DESTROYED CERTIFICATES. If a certificate representing any of your Switch & Data Facilities Company, Inc. common stock is lost, stolen, or destroyed, you must contact Switch & Data Facilities Company Inc.’s Transfer Agent, American Stock Transfer & Trust Company. You may also notify the Transfer Agent in writing at American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038. Please note that under no circumstances will Computershare Trust Company, N.A., Equinix, Inc.’s Exchange Agent, accept your Election Form and Letter of Transmittal without one or more stock certificates for the shares to be exchanged. Please do not submit your Election Form and Letter of Transmittal prior to contacting the Transfer Agent to receive replacement stock certificates. Please send the replacement stock certificates together with the Election Form and Letter of Transmittal to the Exchange Agent.

4. Sign, date and include your daytime telephone number in this Transmittal where indicated and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

5. If you want your Equinix, Inc. common stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in this box. The signature in this box must be medallion guaranteed.

6. Fill in this box if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

7. PLEASE SIGN IN WHERE INDICATED TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number and sign to certify. Please note that the Exchange Agent may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

For questions about this Election Form and Letter of Transmittal, please contact Equinix, Inc.’s Information Agent, Georgeson Inc.

HOW TO CONTACT GEORGESON INC.

By Telephone – 9 a.m. to 6 p.m. Eastern time, Monday through Friday, except for bank holidays:

Banks and brokers call: (212) 440-9800

Call toll free: (888) 219-8417

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

Delivery by mail: Computershare Trust Company, N.A. c/o Corporate Actions—Switch & Data Facilities Company, Inc. P.O. Box 43011 Providence, RI 02940-3011	Delivery by hand or overnight courier: Computershare Trust Company, N.A. c/o Corporate Actions—Switch & Data Facilities Company, Inc. 250 Royall Street Canton, MA 02021

Corp Action Voluntary SDXC

SWITCH & DATA FACILITIES COMPANY, INC.

INSTRUCTIONS AND FORMS FOR ELECTION

Pursuant to the Agreement and Plan of Merger, dated as of October 21, 2009 (the “Merger Agreement”), by and among Equinix, Inc. (“Equinix”), Switch & Data Facilities Company, Inc. (“Switch and Data”) and Sundance Acquisition Corporation (“Merger Sub”), you are entitled to elect the form of merger consideration you wish to receive in exchange for your shares of Switch and Data common stock on the terms and conditions set forth in the Merger Agreement and this Letter of Transmittal and Election Form upon the consummation of the merger of Merger Sub with and into Switch and Data. All elections are subject to the proration procedures and adjustment mechanism described in the Merger Agreement and the proxy statement/prospectus related to the special meeting of Switch and Data stockholders that was mailed to Switch and Data stockholders on or about December 23, 2009 (the “proxy statement/prospectus”). You should carefully read the proxy statement/prospectus and the Merger Agreement for a complete explanation of the proration procedures and adjustment mechanism and other terms of the election.

Please note the following:

•

You should complete the Election Form and Letter of Transmittal ONLY if you are a record holder of Switch and Data common stock. If any of your shares of Switch and Data common stock are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares.

•

Subject to the terms of the Merger Agreement, each share of Switch and Data common stock issued and outstanding immediately prior to the time at which the merger becomes effective will be converted into the right to receive (i) 0.19409 shares of Equinix common stock, (ii) $19.06 per share in cash or (iii) a combination of Equinix common stock and cash. Switch and Data stockholders have the opportunity to elect whether they would prefer to receive 0.19409 shares of Equinix common stock or $19.06 in cash for each share of Switch and Data common stock that they hold. All elections made by Switch and Data stockholders will be subject to proration and adjustment. In no event will any interest be paid on amounts payable under the Merger Agreement. An election may be revoked at any time prior to 5:00 p.m. Eastern time on the date that is two business days preceding the closing date of the merger by delivering to the Exchange Agent a written notice of revocation as further described below.

•

You are not guaranteed to receive the consideration you elect with respect to your shares of Switch and Data common stock. The Merger Agreement provides that the form of merger consideration you actually receive may differ from the form of consideration you elect to receive because of the proration procedures and adjustment mechanism contained in the Merger Agreement. Please refer to the instructions below and the proxy statement/prospectus for more information about proration and the adjustment mechanism.

•

The deadline for making an election is 5:00 p.m. Eastern time on January 29, 2009 (the “Election Deadline”). For an election to be valid, a properly completed Election Form and Letter of Transmittal and the related stock certificates representing your shares of Switch and Data common stock must be received by Computershare Trust Company, N.A. (the “Exchange Agent”), prior to the Election Deadline. If you do not submit a valid Election Form and Letter of Transmittal along with your stock certificates representing shares of Switch and Data common stock prior to the Election Deadline, you will be deemed to have made a “non-election” with respect to your shares of Switch and Data common stock, and those shares of Switch and Data common stock will be converted into the right to receive the merger consideration for non-electing shares as set forth in the Merger Agreement and described below.

•

Generally, the receipt of cash in connection with the merger will be taxable for U.S. federal income tax purposes. You should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences” in the proxy statement/prospectus. Because individual circumstances may differ, you should consult your tax advisor to determine the tax effects of the merger, including the application and effect of foreign, federal, state, local or other tax laws.

Corp Action Voluntary SDXC

•	Completing the Election Form and Letter of Transmittal is not a vote regarding the merger.

•

All Election Forms and Letters of Transmittal will be void and of no effect, and any surrendered shares of Switch and Data common stock will be returned to you (at no cost to you), if the Merger Agreement is terminated and the merger is not consummated for any reason.

•

If you have demanded appraisal of your shares of Switch and Data common stock under Delaware law, you are not entitled to make an election with respect to such shares. If you have demanded appraisal and fail to perfect or withdraw or otherwise lose rights to appraisal under Delaware law, you will receive merger consideration for each of your shares of Switch and Data common stock consisting of (i) the number of shares of Equinix common stock determined by dividing the aggregate number of shares of Equinix common stock paid to holders of non-dissenting shares at the closing divided by the number of non-dissenting shares to which such stock was paid and (ii) an amount in cash, without interest, determined by dividing the aggregate amount of cash paid to holders of non-dissenting shares at the closing divided by the number of shares to which such cash was paid.

The documents necessary to complete an election are attached hereto and include:

1. The Instructions for Completing the Election Form and Letter of Transmittal.

2. The Election Form and Letter of Transmittal, which enables you to make your election, attach your stock certificates representing shares of Switch and Data common stock, complete the Substitute Form W-9 to certify your Taxpayer Identification/Social Security Number and include any information required for special payment, special delivery or signature guarantee.

3. The Substitute Form W-9 Guidelines.

4. A return envelope for mailing the completed items to the Exchange Agent.

If you have any questions regarding how to make an election or the enclosed forms, please contact Equinix’s Information Agent, Georgeson Inc., toll-free at (888) 219-8417 (banks and broker firms call (212) 440-9800). Please do not contact Equinix or Switch and Data with questions about elections.

This communication is not a solicitation of a proxy from any Switch and Data stockholder. Equinix has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing the proxy statement/prospectus that was mailed to Switch and Data stockholders on or about December 23, 2009. Equinix and Switch and Data may file other relevant documents concerning the merger with the SEC. STOCKHOLDERS OF SWITCH AND DATA ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders may obtain documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Documents filed with the SEC by Equinix may also be obtained without charge from Equinix by directing a request to Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, CA 94404, Attention: Investor Relations (telephone: (888) 222-1162) or going to Equinix’s corporate website at www.equinix.com, or from Switch and Data by directing a request to Switch & Data Facilities Company, Inc., 1715 Westshore Boulevard, Suite 650, Tampa, FL 33607, Attention: Investor Relations (telephone: (866) 797-2633) or going to Switch and Data’s corporate website at www.switchanddata.com.

Corp Action Voluntary SDXC

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

AND LETTER OF TRANSMITTAL

These instructions are for the accompanying Election Form and Letter of Transmittal for the stockholders of Switch and Data. You should complete the Election Form and Letter of Transmittal and return the stock certificates for which you have made an election ONLY if you are a record holder of Switch and Data common stock and wish to make an election. If you do not want to make an election for some or all of your shares of Switch and Data common stock, do NOT complete the Election Form and Letter of Transmittal and do NOT return your stock certificates representing shares of Switch and Data common stock. Do NOT complete the Election Form and Letter of Transmittal if you are not a record holder of Switch and Data common stock. If you want to make an election but hold shares in “street name”, please contact your broker, bank or other nominee for more information and instructions on how to make an election.

You are not guaranteed to receive the consideration you elect with respect to your shares of Switch and Data common stock. All elections and non-elections are subject to the terms of the Merger Agreement provided to stockholders as part of the proxy statement/prospectus related to the special meeting of Switch and Data stockholders that was mailed to Switch and Data stockholders on or about December 23, 2009. The Merger Agreement provides that the form of merger consideration actually received by you may differ from the form of consideration that you elect to receive because of the proration procedures and adjustment mechanism contained in the Merger Agreement. Please refer to the instructions below and the proxy statement/prospectus for more information about proration and the adjustment mechanism.

1. Account Information

The Election Form and Letter of Transmittal shows the registration of your account and the number and type of shares of Switch and Data common stock owned by you as reflected on the records of Switch and Data at the time of mailing these instructions.

Please mark through any incorrect address information that is printed in this area on the Election Form and Letter of Transmittal. Clearly print the correct address in the space beside the printed information.

Do NOT complete the Election Form and Letter of Transmittal if you are not a record holder of Switch and Data common stock. If you want to make an election but hold shares of Switch and Data common stock in “street name”, please contact your broker, bank or other nominee for more information and instructions on how to make an election. These shares of Switch and Data common stock may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Exchange Agent.

2. Election Options

The terms of the Merger Agreement allow you to elect to receive cash or Equinix common stock in exchange for some or all of your shares of Switch and Data common stock, subject to the proration procedures and adjustment mechanism in the Merger Agreement as described in the proxy statement/prospectus.

Select from the following options:

•

Stock Election. Elect to exchange your shares of Switch and Data common stock for Equinix common stock. You may select this option, indicating that you want to receive 0.19409 shares of Equinix common stock in exchange for each specified share of Switch and Data common stock, subject to the proration procedures and adjustment mechanism in the Merger Agreement.

•

Cash Election. Elect to exchange your shares of Switch and Data common stock for cash. You may select this option, indicating that you want to receive $19.06 in cash, without interest, in exchange for each specified share of Switch and Data common stock, subject to the proration procedures and adjustment mechanism in the Merger Agreement.

Corp Action Voluntary SDXC

You are not guaranteed to receive your election choice. The Merger Agreement provides that notwithstanding any elections, the overall consideration to be paid by Equinix in the merger will consist 80% of Equinix common stock and 20% of cash. As a result, the relative amounts of Equinix common stock and cash to be paid to Switch and Data stockholders will be prorated to the extent necessary to achieve the required 80/20 ratio of stock and cash consideration as further described in the proxy statement/prospectus.

In addition to these proration procedures, the Merger Agreement also contains provisions designed to cause the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. To the extent necessary to achieve this treatment, after the application of the aforementioned proration procedures, the merger consideration may be further adjusted such that a portion of the merger consideration otherwise payable to Switch and Data stockholders in cash is instead paid in Equinix common stock as further described in the proxy statement/prospectus.

If you make any election, your stock certificates representing the shares of Switch and Data common stock for which you are making an election must be returned with the completed and executed Election Form and Letter of Transmittal.

Do NOT complete the Election Form and Letter of Transmittal if you are not a record holder of Switch and Data common stock. If you want to make an election but hold shares of Switch and Data common stock in “street name”, please contact your broker, bank or other nominee for more information and instructions on how to make an election. These shares of Switch and Data common stock may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Exchange Agent.

If you are mailing your stock certificates representing shares of Switch and Data common stock, we recommend that you make copies of your stock certificates, completed Election Form and Letter of Transmittal. Please do not return any documents to Equinix or Switch and Data.

3. Non-Electing Shares

Record holders of Switch and Data common stock who fail to submit a properly completed Election Form together with the certificate(s) representing their Switch and Data common stock or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s records by the Election Deadline, or who revoke their previously submitted Election Form and withdraw their certificates without timely submitting a new Election Form, will be deemed to have made a “non-election.” Holders of non-electing shares will be entitled to receive the following consideration:

•	If Stock Elections are made with respect to more than 80% of Switch and Data’s non-dissenting shares, you will receive $19.06 in cash for each share of Switch and Data common stock that you hold.

•

If Cash Elections are made with respect to more than 20% of Switch and Data’s non-dissenting shares, you will receive 0.19409 shares of Equinix common stock for each share of Switch and Data common stock that you hold.

•

If Stock Elections are made with respect to 80% or less of Switch and Data’s non-dissenting shares and Cash Elections are made with respect to 20% or less of Switch and Data’s non-dissenting shares, you may receive either 0.19409 shares of Equinix common stock or $19.06 in cash for the shares of Switch and Data common stock that you hold, or you may receive Equinix common stock for a portion of your Switch and Data shares and cash for the remainder. In such case, the determination of the consideration that you and other non-electing Switch and Data stockholders will receive will be made by the Exchange Agent by lot or by another reasonable method selected by Equinix.

You will be mailed another Letter of Transmittal and instructions for surrendering your shares of Switch and Data common stock promptly after consummation of the merger.

Corp Action Voluntary SDXC

4. Required Signatures

Signatures

The signature (or signatures, in the case of certificates owned by two or more holders) on the Election Form and Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s). If the shares of Switch and Data common stock described on the Election Form and Letter of Transmittal have been assigned by the registered holder(s), the Election Form and Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s).

If the Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered holder, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form and Letter of Transmittal.

Signature Guarantee

If the Election Form and Letter of Transmittal is signed by a person other than the registered holder of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered holder(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form and Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

5. Special Transfer and Special Mailing Instructions

Special Transfer

If you want your check made payable to a name or names different from the name(s) printed on the Election Form and Letter of Transmittal, please follow the instructions below.

First, print the name(s) and address of the person(s) receiving the check in the space provided under Special Transfer Instructions. Then, refer to the procedures described below for the requirements needed to make some of the most frequently requested types of registration changes. Any additional documents required below must accompany your share certificate(s) representing shares of Switch and Data common stock and your Election Form and Letter of Transmittal.

Name change due to marriage or transfer of ownership to another individual:

(a) If there has been a name change due to marriage, sign the Election Form and Letter of Transmittal as the name appears on the face of the certificate, write “Now Known As” and then sign with the new name.

Obtain a signature guarantee for the stockholder whose name is printed on the Election Form and Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

(b) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

Corp Action Voluntary SDXC

The stockholder whose name is printed on the Election Form and Letter of Transmittal is deceased. You are the executor or administrator of the estate:

(a) Provide a copy of the court qualification appointing the legal representative (dated within 60 days).

Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

(b) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

The account is a joint account and one of the accountholders is deceased. You are transferring shares to the survivor only:

(a) Provide a copy of the death certificate.

(b) Survivor’s signature (signature guarantee is not necessary in this case).

(c) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

The account is a joint account and one of the accountholders is deceased. You are transferring shares to the survivor and adding a name:

(a) Provide a copy of the death certificate.

(b) The survivor must obtain a signature guarantee. The signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

(c) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

The account is a custodial account and the former minor has reached the age of majority:

(a) Provide a copy of the birth certificate of the former minor.

(b) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

You want to have the account registered in the name of a trust:

(a) Obtain a signature guarantee for the stockholder whose name is printed on the Election Form and Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

Corp Action Voluntary SDXC

(b) Provide the name of the trust, date of the trust and trustees.

(c) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

Special Mailing

Complete this section if you want your check to be delivered to an address other than the one printed in the box entitled “Name(s) and Address of Registered Holder(s)” on the Election Form and Letter of Transmittal. Your address of record will not be affected by completing this section.

6. Substitute Form W-9

Certain persons are exempt from backup withholding. Please refer to the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 to determine if you are exempt from backup withholding and, if so, how to complete the Substitute Form W-9. All United States persons (including resident alien individuals) that make a Cash Election must complete the Substitute Form W-9 and return it to the Exchange Agent at the address for delivery of the Election Form and Letter of Transmittal. Nonresident alien individuals and certain foreign entities that make a Cash Election or a mixed election and are not subject to backup withholding or are subject to a reduced rate of backup withholding should complete the appropriate Form W-8 and return it to the Exchange Agent at the address for delivery of the Election Form and Letter of Transmittal before any cash payment is made by Equinix. An appropriate Form W-8 and its accompanying instructions may be obtained at any Internal Revenue Service office. FAILURE TO PROVIDE THE EXCHANGE AGENT BY THE TIME OF ANY CASH PAYMENT BY SWITCH AND DATA A COMPLETED SUBSTITUTE FORM W-9 MAY SUBJECT SUCH A STOCKHOLDER THAT MAKES A CASH ELECTION OR RECEIVES MIXED CONSIDERATION TO 28% FEDERAL INCOME TAX BACKUP WITHHOLDING ON SUCH CASH PAYMENT BY EQUINIX.

7. Change or Revocation of Election

A record holder of shares of Switch and Data common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed, signed and identifying the shares of Switch and Data common stock to which such revised Election Form applies, that is received by the Exchange Agent prior to the Election Deadline. Following the Election Deadline, elections previously made may not be changed; however, an election may be revoked at any time prior to 5:00 p.m. Eastern time on the date that is two business days preceding the closing date of the merger by delivering to the Exchange Agent a written notice of revocation. Switch and Data will announce the expected closing date of the merger by issuing a press release and filing that press release on Form 8-K with the SEC no later than five business days before the expected closing date.

The Exchange Agent will have reasonable discretion to determine whether any election or revocation has been properly or timely made and to disregard immaterial defects in the Election Form and Letter of Transmittal, and any good faith decisions of the Exchange Agent regarding these matters will be binding and conclusive. None of Equinix, Switch and Data or the Exchange Agent will be under any obligation to notify any person of any defects in an Election Form and Letter of Transmittal.

8. Nullification of Election Upon Termination of the Merger Agreement

All Election Form and Letter of Transmittals will be void and of no effect, and any surrendered shares of Switch and Data common stock will be returned to you (at no cost to you), if the Merger Agreement is terminated and the merger is not consummated for any reason.

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9. Surrender of Certificates and Exchange of Shares

If you are a record holder of Switch and Data common stock and make an election, stock certificates representing all shares of Switch and Data common stock with respect to which you are making an election must be returned with the completed and executed Election Form and Letter of Transmittal. Your certificate(s) may be surrendered by a firm acting as your agent if such firm is a member of a registered national securities exchange or of The Financial Industry Regulatory Authority, Inc. (FINRA) or is a commercial bank or trust company in the United States.

If you elect to exchange a portion but less than all of your shares of Switch and Data common stock, any stock certificate(s) you deliver with this Election Form and Letter of Transmittal will be retained by the Exchange Agent as provided herein and will be exchanged for the appropriate merger consideration upon the consummation of the merger as provided in the Merger Agreement. Accordingly, if you deliver stock certificate(s) that represent non-election shares as well as election shares, such non-election shares will, without any further action on your part, be exchanged for the merger consideration allocated to non-election shares as provided in the Merger Agreement. In the event you hold additional stock certificate(s) relating to non-election shares that are not delivered as provided in this Election Form and Letter of Transmittal, after the consummation of the merger the Exchange Agent will send to you a separate letter of transmittal that you can use to deliver your shares of Switch and Data common stock and receive the merger consideration. If you deliver separate letters of transmittal, any cash in lieu of fractional shares of Equinix common stock that would otherwise be issuable to you as part of the merger consideration will be calculated separately for each letter of transmittal. Please contact the Exchange Agent if you have any questions about the receipt of cash in lieu of fractional shares.

If you are mailing your stock certificates representing shares of Switch and Data common stock, we recommend that you make copies of your stock certificates and completed Election Form and Letter of Transmittal. Please do not return any documents to Equinix or Switch and Data.

Soon after the completion of the merger, the Exchange Agent will send a Letter of Transmittal to each person who was a Switch and Data stockholder of record at the effective time of the merger and who has not previously submitted his or her Switch and Data stock certificate(s). These additional materials will instruct stockholders who did not make an election on how to exchange their shares of Switch and Data common stock for consideration to be provided in the merger.

10. No Fractional Shares

Record holders of Switch and Data common stock will not receive any fractional Equinix shares in the merger. Instead, the total number of shares that each holder of Switch and Data common stock will receive in the merger will be rounded down to the nearest whole number, and Equinix will pay cash for any resulting fractional share that a Switch and Data stockholder otherwise would be entitled to receive. The amount of cash payable for a fractional share of Equinix common stock will be determined by multiplying the fraction by the closing price for Equinix common stock on The Nasdaq Stock Market on the date that the merger becomes effective.

IF YOU ARE MAKING AN ELECTION, BEFORE YOU MAIL OR DELIVER YOUR ELECTION FORM AND LETTER OF TRANSMITTAL, PLEASE BE SURE TO:

1) Complete the entire Election Form and Letter of Transmittal.

2) Verify the election you have chosen.

3) Sign and date the Election Form and Letter of Transmittal.

4) Print your SSN or TIN on the Election Form and Letter of Transmittal and sign the Substitute Form W-9.

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5) Make copies of your stock certificates and completed Election Form and Letter of Transmittal. You should not endorse the reverse of your certificates.

6) Use the return envelope provided for submitting the Election Form and Letter of Transmittal and your share certificates representing the shares of Switch and Data common stock in exchange for which you have elected to receive the merger consideration.

IF YOU HAVE ADDITIONAL QUESTIONS OR REQUIRE FURTHER ASSISTANCE, PLEASE CONTACT THE INFORMATION AGENT:

Georgeson Inc., toll free at (888) 219-8417 (banks and broker firms call (212) 440-9800).

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number—Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give to the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” means the Internal Revenue Service.

For this type of account:	Give the SOCIAL SECURITY number of—	For this type of account:	Give the EMPLOYER IDENTIFICATION number of—
1. Individual	The individual	6. Sole proprietorship (or single-owner LLC)	The owner(3)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined pension trust funds, the first individual on the account(1)	7. A valid trust, estate, or pension trust	The legal entity(4)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8. Corporate (or entity electing corporate status on Form 8832)	The corporation

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

b. So-called trust account that is not a legal or valid trust under state law	The actual owner(l)	10. Partnership or multi-member LLC	The partnership

5. Sole proprietorship (or single-owner LLC)	The owner(3)	11. A broker or registered nominee	The broker or nominee

		12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, and you may also enter your business or “doing business as” name on the second line. You may use either your social security number or your employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (“IRS”) and apply for a number. These forms can also be obtained from the IRS’s website (http://www.irs.gov/formspubs/index.html).

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all payments include the following:

1.	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States or any of their subdivisions or instrumentalities.

4.	A foreign government, a political subdivision of a foreign government or any of their agencies or instrumentalities.

5.	An international organization or any of their agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.	A corporation.

7.	A foreign central bank of issue.

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

9.	A futures commission merchant registered with the Commodity Futures Trading Commission.

10.	A real estate investment trust.

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank under section 584(a) of the Code.

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian.

15.	A trust exempt from tax under section 664 or described in section 4947 of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

The chart below shows two of the types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for ...	THEN the payment is exempt for...
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13; also, a person who regularly acts as a broker and who is registered under the Investment Advisers Act of 1940

Exempt payees should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER

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IDENTIFICATION NUMBER, CHECK “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER. Foreign payees who are not subject to backup withholding should complete the appropriate IRS Form W-8 and return it to the payer.

Privacy Act Notice

Section 6109 of the Code requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. It may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. It may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal non-tax criminal laws, and to federal law enforcement and intelligence agencies to combat terrorism.

Payees must provide payers with their taxpayer identification numbers whether or not they are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of TINs—If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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